Exhibit 99.8

CIDARA THERAPEUTICS ANNOUNCES COMMENCEMENT OF RIGHTS OFFERING

SAN DIEGO, Jan. 22, 2020 -- Cidara Therapeutics, Inc. (Nasdaq: CDTX) (“Cidara”) today commenced the previously announced rights offering to raise gross proceeds of approximately $30.0 million (the “Rights Offering”). Under the terms of the Rights Offering, the holders, as of 5:00 p.m., New York time, on January 21, 2020, of Cidara’s common stock and Series X convertible preferred stock, and Cidara’s warrants issued on May 21, 2018, are entitled to purchase up to 11,952,191 shares of common stock in the aggregate at a subscription price equal to $2.51 per share, or under certain circumstances, shares of non-voting Series X convertible preferred stock in lieu of common stock (collectively, the “Offered Shares”), as more fully described in the prospectus supplement, dated January 22, 2020, relating to the Rights Offering.

The Rights Offering will be fully backstopped by BVF Partners L.P. and Stonepine Capital, LP, each of which has agreed to purchase at a minimum, its respective as-converted pro rata share of the offering amount, plus an additional amount of securities that are not subscribed for by other purchasers in the Rights Offering, for a total of up to $30.0 million. Cidara expects to use the proceeds from the Rights Offering for working capital and other general corporate purposes.

Cidara reserves the right to modify, extend, postpone or cancel the Rights Offering at any time prior to the closing of the sale of the Offered Shares in the Rights Offering. Cidara has engaged D.F. King & Co., Inc., to act as information agent with respect to the Rights Offering. For questions regarding the Rights Offering, or to obtain copies of the Rights Offering prospectus supplement and any related materials, please contact D.F. King & Co. at cidara@dfking.com or by telephone at 800-820-2415.

Cidara has filed a shelf registration statement (including a prospectus supplement) with the Securities and Exchange Commission (the “SEC”) (File No. 333-228268). Before you invest, you should read the prospectus supplement and other documents Cidara has filed with the SEC for more complete information about Cidara and the Rights Offering. This announcement shall not constitute an offer to sell, or the solicitation of an offer to exercise the rights and purchase the underlying Offered Shares, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Cidara Therapeutics

Cidara is a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel anti-infectives that have the potential to transform the standard of care and save or improve patients’ lives. Cidara is currently advancing its novel echinocandin antifungal, rezafungin acetate, in a Phase 3 clinical trial for the first-line treatment of candidemia and/or invasive candidiasis (ReSTORE). Cidara is also advancing a second Phase 3 trial of once-weekly rezafungin for prophylaxis against invasive fungal infections in patients undergoing allogeneic blood and marrow transplantation (ReSPECT) initially in Europe and Canada. In addition to its robust rezafungin clinical program, Cidara is applying its proprietary Cloudbreak® platform to develop antiviral conjugates (AVCs) for the prevention and treatment of influenza and other viral diseases. The Cloudbreak platform is designed to discover compounds that both directly kill pathogens and direct a patient’s immune system to attack and eliminate pathogens. Cidara is headquartered in San Diego, California.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results or strategies and are generally preceded by words such as “anticipates,” “expect,” “may,” “plan” or “will”. Forward-looking statements in this release include, but are not limited to, statements regarding plans, amounts and timing for the Rights Offering, BVF Partners L.P. and Stonepine Capital, LP’s backstop commitment, the anticipated use of proceeds derived therefrom and expectations regarding participation in the Rights Offering. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the availability of, and participation in, financing opportunities and the risk that the Rights Offering is not completed. These and other risks are identified in our filings with the SEC, including without limitation Cidara’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and in other filings subsequently made by Cidara with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com

MEDIA CONTACT:
Karen O’Shea, Ph.D.
LifeSci Communications
(929) 469-3860
koshea@lifescicomms.com